UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2018

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.

On August 1, 2018, the board of directors (the “Board”) of FS Investment Corporation IV (the “Company”) declared regular monthly cash distributions, each in the gross amount of $0.067258 per share (which gross amount will be reduced for distribution fees and any other expenses that are payable with respect to such shares), for October 2018 through December 2018. The regular monthly cash distributions will be paid on or about the payment dates set forth below to stockholders of record as of the record dates set forth below.

Record Date	Payment Date	Gross Distribution Amount
10/30/2018	10/31/2018	$0.067258
11/29/2018	11/30/2018	$0.067258
12/28/2018	12/31/2018	$0.067258

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions will be made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. The Company has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all. There can be no assurance that after the reducing the gross distribution amount per share for any distribution fees and other class-specific expenses that the holder of a share will receive any cash payment.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date:	August 2, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel